EXHIBIT 2.2
                                                                    -----------


                        UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF GEORGIA
                               SAVANNAH DIVISION

---------------------------------------------
                                              x
In re                                         :       Case No. 05-40129
                                              :       Jointly Administered
FRIEDMAN'S INC., et al.,                      :       Chapter 11
                 -- --                        :       Hon. Lamar W. Davis
                           Debtors.           :
                                              :
                                              x
--------------------------------------------


                    FIRST AMENDED PLAN OF REORGANIZATION OF
                    FRIEDMAN'S INC. AND CERTAIN AFFILIATES,
                       DEBTORS AND DEBTORS-IN-POSSESSION
                       ---------------------------------











John Wm. Butler, Jr.                       Kathleen Horne (Ga. Bar No. 367456)
George N. Panagakis                        Matthew E. Mills (Ga. Bar No. 509718)
Mark A. McDermott                          INGLESBY, FALLIGANT, HORNE,
SKADDEN, ARPS, SLATE, MEAGHER                  COURINGTON & CHISHOLM,
     & FLOM LLP                                A Professional Corporation
333 West Wacker Drive, Suite 2100          17 West McDonough Street
Chicago, Illinois  60606-1285              Savannah, Georgia 31402-1368
(312) 407-0700                             (912) 232-7000

Attorneys for Debtors and Debtors-in-Possession

Dated:   September 19, 2005
         Savannah, Georgia

                               TABLE OF CONTENTS

                                                                                                 Page

INTRODUCTION........................................................................................1

ARTICLE I

         DEFINITIONS, RULES OF
         INTERPRETATION, AND COMPUTATION OF TIME....................................................1
         A.       Scope of Definitions..............................................................1
         B.       Definitions.......................................................................2
                  1.1      "Administrative Claim"...................................................2
                  1.2      "Administrative Claims Bar Date".........................................2
                  1.3      "Affiliate Debtors"......................................................2
                  1.4      "Affiliates".............................................................2
                  1.5      "AG Claim"...............................................................2
                  1.6      "AG Fixed Trust Recovery"................................................2
                  1.7      "AG Global Settlement"...................................................2
                  1.8      "Allowed Claim" or "Allowed Interest"....................................2
                  1.9      "Allowed Class . . . Claim" or "Allowed Class . . . Interest"............3
                  1.10     "Articles of Incorporation and Bylaws"...................................3
                  1.11     "Avoidance Claims".......................................................3
                  1.12     "Ballot".................................................................3
                  1.13     "Bank Group Orders" .....................................................3
                  1.14     "Bankruptcy Code"........................................................3
                  1.15     "Bankruptcy Court".......................................................3
                  1.16     "Bankruptcy Rules".......................................................4
                  1.17     "Bar Date"...............................................................4
                  1.18     "Bar Date Order".........................................................4
                  1.19     "Business Day"...........................................................4
                  1.20     "Cash"...................................................................4
                  1.21     "Cash Reserve"...........................................................4
                  1.22     "Causes of Action".......................................................4
                  1.23     "Chapter 11 Cases".......................................................4
                  1.24     "Claim"..................................................................4
                  1.25     "Claimholder"............................................................4
                  1.26     "Claims Administration Reserve"..........................................4
                  1.27     "Claims Agent"...........................................................4
                  1.28     "Claims/Interests Objection Deadline"....................................4
                  1.29     "Class"..................................................................5
                  1.30     "Confirmation Date"......................................................5
                  1.31     "Confirmation Hearing"...................................................5
                  1.32     "Confirmation Order".....................................................5
                  1.33     "Continuing Indemnification Rights"......................................5
                  1.34     "Contributing Vendors"...................................................5
                  1.35     "Credit Agreement".......................................................5
                  1.36     "Creditors' Committee"...................................................5
                  1.37     "Crescent"...............................................................5
                  1.38     "Crescent Case"..........................................................5
                  1.39     "Cure"...................................................................5
                  1.40     "Cure Claim".............................................................6
                  1.41     "Cure Claim Submission Deadline".........................................6
                  1.42     "Debtor" or "Debtors"....................................................6
                  1.43     "DIP Agent"..............................................................6
                  1.44     "DIP Credit Agreement"...................................................6
                  1.45     "DIP Facility"...........................................................6
                  1.46     "DIP Facility Revolver Claim"............................................6
                  1.47     "DIP Facility Term Claim"................................................6
                  1.48     "DIP Facility Order".....................................................6
                  1.49     "DIP Lenders"............................................................7
                  1.50     "Disallowed Claim" or "Disallowed Interest"..............................7
                  1.51     "Disbursing Agent".......................................................7
                  1.52     "Disclosure Statement"...................................................7
                  1.53     "Disputed Claim" or "Disputed Interest"..................................7
                  1.54     "Distribution Date"......................................................7
                  1.55     "Distribution Reserve"...................................................7
                  1.56     "Effective Date".........................................................7
                  1.57     "Employee-Related Agreements"............................................7
                  1.58     "Estates"................................................................8
                  1.59     "Exchange Act"...........................................................8
                  1.60     "Exhibit"................................................................8
                  1.61     "Exhibit Filing Date"....................................................8
                  1.62     "Existing Common Stock"..................................................8
                  1.63     "Existing Securities"....................................................8
                  1.64     "Exit Financing Facility"................................................8
                  1.65     "Face Amount"............................................................8
                  1.66     "FCJV"...................................................................8
                  1.67     "FI Stores"..............................................................8
                  1.68     "Final Order"............................................................8
                  1.69     "Friedman's".............................................................8
                  1.70     "Friedman's Beneficiary".................................................8
                  1.71     "Friedman's Creditor Trust"..............................................9
                  1.72     "Friedman's Florida".....................................................9
                  1.73     "Friedman's Holding".....................................................9
                  1.74     "Friedman's Investments".................................................9
                  1.75     "Friedman's Management" .................................................9
                  1.76     "General Unsecured Claim" ...............................................9
                  1.77     "Government Settlement" .................................................9
                  1.78     "Holdback Amount"........................................................9
                  1.79     "Holdback Escrow Account"................................................9
                  1.80     "Impaired"...............................................................9
                  1.81     "Indemnification Rights".................................................9
                  1.82     "Indemnitee".............................................................9
                  1.83     "Insurance Coverage".....................................................9
                  1.84     "Insured Claim".........................................................10
                  1.85     "Intercompany Claim"....................................................10
                  1.86     "Intercompany Executory Contract".......................................10
                  1.87     "Intercompany Unexpired Lease"..........................................10
                  1.88     "Interest"..............................................................10
                  1.89     "Interestholder"........................................................10
                  1.90     "Investment Agreement"..................................................10
                  1.91     "Jewelry Investors Settlement Agreement"................................10
                  1.92     "Lender Claims".........................................................10
                  1.93     "New Common Stock"......................................................10
                  1.94     "Non-Participating Program Vendor Claim"................................10
                  1.95     "Non-Participating Program Vendor Deficiency Claim".....................10
                  1.96     "Ordinary Course Professional Order"....................................10
                  1.97     "Other Executory Contract"..............................................11
                  1.98     "Other Priority Claim"..................................................11
                  1.99     "Other Secured Claim" ..................................................11
                  1.100    "Other Unexpired Lease".................................................11
                  1.101    "Participating Program Vendor Claim"....................................11
                  1.102    "Participation Order"...................................................11
                  1.103    "Periodic Distribution Date"............................................11
                  1.104    "Person"................................................................11
                  1.105    "Petition Date".........................................................11
                  1.106    "Plan"..................................................................11
                  1.107    "Plan Investor".........................................................11
                  1.108    "Plan Investor Shares"..................................................11
                  1.109    "Post-Effective Date Committee".........................................11
                  1.110    "Priority Tax Claim"....................................................12
                  1.111    "Pro Rata"..............................................................12
                  1.112    "Professional"..........................................................12
                  1.113    "Professional Claim"....................................................12
                  1.114    "Professional Fee Order"................................................12
                  1.115    "Program Documents".....................................................12
                  1.116    "Program Vendor Claim"..................................................12
                  1.117    "Reinstated" or "Reinstatement".........................................12
                  1.118    "Released Parties"......................................................13
                  1.119    "Reorganized Debtor" or "Reorganized Debtors"...........................13
                  1.120    "Reorganized . . . "....................................................13
                  1.121    "Restructuring Debtors".................................................13
                  1.122    "Restructuring Transaction(s)"..........................................13
                  1.123    "Restructuring Transactions Notice".....................................13
                  1.124    "Retained Actions"......................................................13
                  1.125    "Scheduled".............................................................13
                  1.126    "Schedules".............................................................13
                  1.127    "Secured Claim".........................................................14
                  1.128    "Securities Act"........................................................14
                  1.129    "Securities Action".....................................................14
                  1.130    "Security"..............................................................14
                  1.131    "Servicer"..............................................................14
                  1.132    "Subordinated Claim"....................................................14
                  1.133    "Trust Advisory Board"..................................................14
                  1.134    "Trust Agreement".......................................................14
                  1.135    "Trust Assets"..........................................................15
                  1.136    "Trust Claims"..........................................................15
                  1.137    "Trust Funding Amount"..................................................15
                  1.138    "Trust Recoveries"......................................................15
                  1.139    "Trustee"...............................................................15
                  1.140    "Unimpaired"............................................................15
                  1.141    "Voting Deadline".......................................................15
         C.       Rules of Interpretation..........................................................15
         D.       Computation of Time..............................................................16
         E.       References to Monetary Figures...................................................16
         F.       Exhibits.........................................................................16

ARTICLE II

         ADMINISTRATIVE EXPENSES AND
         PRIORITY TAX CLAIMS.......................................................................17
                  2.1      Administrative Claims...................................................17
                  2.2      Priority Tax Claims.....................................................17

ARTICLE III

         CLASSIFICATION OF CLAIMS AND INTERESTS....................................................17
                  3.1      Class 1.................................................................17
                  3.2      Class 2.................................................................18
                  3.3      Class 3.................................................................18
                  3.4      Class 4(a)..............................................................18
                  3.5      Class 4(b)..............................................................18
                  3.6      Class 5.................................................................18
                  3.7      Class 6.................................................................18
                  3.8      Class 7.................................................................18
                  3.9      Class 8.................................................................18
                  3.10     Class 9.................................................................18

ARTICLE IV

         IDENTIFICATION OF CLASSES OF CLAIMS
         AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN.........................................18
                  4.1      Classes of Claims That Are Unimpaired...................................18
                  4.2      Impaired Classes of Claims and Interests................................18

ARTICLE V

         PROVISIONS FOR TREATMENT
         OF CLAIMS AND INTERESTS...................................................................18
                  5.1      Class 1 (Lender Claims).................................................19
                  5.2      Class 2 (Other Secured Claims)..........................................19
                  5.3      Class 3 (Other Priority Claims).........................................19
                  5.4      Class 4(a) (Non-Participating Program Vendor Claims)....................19
                  5.5      Class 4(b) (Participating Program Vendor Claims)........................19
                  5.6      Class 5 (General Unsecured Claims)......................................20
                  5.7      Class 6 (AG Claims).....................................................20
                  5.8      Class 7 (Intercompany Claims)...........................................20
                  5.9      Class 8 (Subordinated Claims)...........................................20
                  5.10     Class 9 (Interests).....................................................20

ARTICLE VI

         ACCEPTANCE OR REJECTION OF THE PLAN;
         EFFECT OF REJECTION BY ONE OR MORE
         IMPAIRED CLASSES OF CLAIMS OR INTERESTS...................................................21
                  6.1      Impaired Classes of Claims Entitled to Vote.............................21
                  6.2      Classes Deemed to Accept the Plan.......................................21
                  6.3      Acceptance by Impaired Classes..........................................21
                  6.4      Classes Deemed to Reject the Plan.......................................21
                  6.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.........21

ARTICLE VII

         MEANS FOR IMPLEMENTATION OF THE PLAN......................................................21
                  7.1      Continued Corporate Existence...........................................21
                  7.2      Substantive Consolidation...............................................22
                  7.3      Restructuring Transactions..............................................22
                  7.4      Articles of Incorporation and Bylaws....................................22
                  7.5      Directors and Officers of the Reorganized Debtors.......................23
                  7.6      Directors and Officers of Affiliate Debtors.............................23
                  7.7      Employment, Retirement, Indemnification and
                           Other Agreements, and Incentive Compensation Programs...................23
                  7.8      Issuance of New Stock...................................................24
                  7.9      Reinstatement of Interests of Affiliate Debtors.........................24
                  7.10     Cancellation of Existing Securities and Agreements......................24
                  7.11     Plan Investor Contribution..............................................25
                  7.12     Post-Effective Date Financing...........................................25
                  7.13     Establishment of Cash Reserve...........................................25
                  7.14     Establishment of Claims Administration Reserve..........................25
                  7.15     Preservation of Causes of Action........................................25
                  7.16     Exclusivity.............................................................25
                  7.17     Corporate Action........................................................25
                  7.18     Effectuating Documents; Further Transactions............................26
                  7.19     Exemption From Certain Transfer Taxes and Recording Fees................26

ARTICLE VIII

         UNEXPIRED LEASES AND EXECUTORY CONTRACTS..................................................26
                  8.1      Assumed and Rejected Contracts and Leases...............................26
                  8.2      Payments Related to Assumption of
                           Executory Contracts and Unexpired Leases................................28
                  8.3      Rejection Damages Bar Date..............................................28

ARTICLE IX

         PROVISIONS GOVERNING DISTRIBUTIONS........................................................29
                  9.1      Time of Distributions...................................................29
                  9.2      No Interest on Claims or Interests......................................29
                  9.3      Disbursing Agent........................................................29
                  9.4      Surrender of Securities or Instruments..................................29
                  9.5      Services of Agents and Servicers........................................30
                  9.6      Claims Administration Responsibility....................................30
                  9.7      Delivery of Distributions...............................................31
                  9.8      Procedures for Treating and Resolving Disputed and Contingent Claims....31
                  9.9      Fractional Securities; Fractional Dollars...............................32

ARTICLE X

         ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS....................................33
                  10.1     DIP Facility Claim......................................................33
                  10.2     Professional Claims.....................................................33
                  10.3     Substantial Contribution Compensation and Expenses Bar Date.............34
                  10.4     Other Administrative Claims.............................................34

ARTICLE XI

         FRIEDMAN'S CREDITOR TRUST.................................................................35
                  11.1     Appointment of Trustee..................................................35
                  11.2     Transfer of Trust Assets to the Friedman's Creditor Trust...............35
                  11.3     The Friedman's Creditor Trust...........................................35
                  11.4     The Trust Advisory Board................................................36
                  11.5     Distributions of Trust Assets...........................................38

ARTICLE XII

         EFFECT OF THE PLAN ON CLAIMS AND INTERESTS................................................38
                  12.1     Revesting of Assets.....................................................38
                  12.2     Discharge of the Debtors................................................38
                  12.3     Compromises and Settlements.............................................39
                  12.4     Release by Debtors of Certain Parties...................................39
                  12.5     Release by Holders of Claims............................................39
                  12.6     Setoffs.................................................................40
                  12.7     Subordination Rights....................................................40
                  12.8     Exculpation and Limitation of Liability.................................40
                  12.9     Indemnification Obligations.............................................41
                  12.10    Exclusions and Limitations on Exculpation, Indemnification, and Releases41
                  12.11    Injunction..............................................................41

ARTICLE XIII

         CONDITIONS PRECEDENT......................................................................41
                  13.1     Conditions to Confirmation..............................................41
                  13.2     Conditions to the Effective Date........................................42
                  13.3     Waiver of Conditions to Confirmation or Consummation....................42

ARTICLE XIV

         RETENTION OF JURISDICTION.................................................................43

ARTICLE XV

         MISCELLANEOUS PROVISIONS..................................................................44
                  15.1     Binding Effect..........................................................44
                  15.2     Payment of Statutory Fees...............................................44
                  15.3     Modification and Amendments.............................................44
                  15.4     Withholding and Reporting Requirements..................................45
                  15.5     Committee...............................................................45
                  15.6     Revocation, Withdrawal or Non-Consummation..............................45
                  15.7     Notices.................................................................46
                  15.8     Term of Injunctions or Stays............................................47
                  15.9     Governing Law...........................................................47
                  15.10    No Waiver or Estoppel...................................................47
                  15.11    Conflicts...............................................................48

                                   EXHIBITS
                                   --------

Exhibit A       --        Form of Articles of Incorporation and
                          By-Laws of Reorganized Friedman's

Exhibit B       --        Form of Articles of Incorporation and
                          By-Laws of Other Reorganized Debtors

Exhibit C       --        Exit Financing Facility Term Sheet

Exhibit D       --        Investment Agreement

Exhibit E       --        Restructuring Transaction Notice

Exhibit F       --        Corporate Structure of Reorganized Debtors

Exhibit G       --        Form of Friedman's Creditor Trust Agreement

Exhibit H       --        List of Rejected Intercompany Executory
                          Contracts and Intercompany Unexpired Leases

Exhibit I       --        List of Assumed Employee-Related Agreements

Exhibit J       --        List of Assumed Other Executory Contracts

Exhibit K       --        List of Rejected Other Unexpired Leases

Exhibit L       --        Administrative Claim Request Form

                                 INTRODUCTION
                                 ------------

                  Friedman's Inc. and certain of its direct and indirect subsidiaries, debtors and debtors-in- possession in the above-captioned jointly administered Chapter 11 Cases, hereby propose the following Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B. of this Plan.

                  These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. As set forth herein, the Plan contemplates the substantive consolidation of the Debtors for voting and distribution purposes only. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The distributions to be made to claimants are set forth herein.

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Claimholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan. ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

                  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to this Plan's substantial consummation.

                                   ARTICLE I

                             DEFINITIONS, RULES OF
                    INTERPRETATION, AND COMPUTATION OF TIME
                    ---------------------------------------

A.       Scope of Definitions
         --------------------

                  For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.       Definitions
         -----------

                  1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Revolver Claims, DIP Facility Term Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims (including reclamation claims) that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

                  1.2 "Administrative Claims Bar Date" means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to Professional Claims, which shall be subject to the provisions of Article 10.2 hereof.

                  1.3 "Affiliate Debtors" means all of the Debtors other than Friedman's.

                  1.4 "Affiliates" has the meaning given such term by section 101(2) of the Bankruptcy Code, but excludes Crescent.

                  1.5 "AG Claim" means any Claim against a Debtor held by a state on account of controversies asserted prior to or after the Petition Date, including, with respect to the Debtors' historic credit insurance sales practices and any fines penalties, Claims for disgorgement, or order of restitution against any of the Debtors.

                  1.6 "AG Fixed Trust Recovery" means, to the extent a holder of an AG Claim elects the treatment provided under Article 5.6(a) of this Plan, an amount equal to 5% of the Trust Recoveries multiplied by such holder's Pro Rata share of the AG Claims.

                  1.7 "AG Global Settlement" means, to the extent all holders of AG Claims elect the treatment provided under Article 5.6(b) of this Plan, such other settlement, as approved by the Bankruptcy Court, which may include a Cash payment, that may be agreed to by the Debtors and the Plan Investor with the holders of all AG Claims, which, if entered into, shall be filed on or before the Exhibit Filing Deadline.

                  1.8 "Allowed Claim" or "Allowed Interest" means a Claim or any portion thereof, or an Interest or any portion thereof,

                         (a) that has been allowed by a Final Order of the
Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto);

                         (b) for which a proof of claim or interest in a
liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable non-bankruptcy law, but only to the extent that such claim is identified in such proof of claim in a liquidated and noncontingent amount, and as to which either (i) no objection to its allowance has been filed, or is intended to be filed, within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order;

                         (c) as to which, on or by the Effective Date, no
proof of claim or interest has been filed with the Bankruptcy Court and (i) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed and (ii) no objection to its allowance has been filed, or is intended to be filed by the Debtors or the Reorganized Debtors, within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court;

                         (d) is reflected in a schedule of Allowed Claims, if
any, filed from time to time with the Bankruptcy Court by the Debtors or the Reorganized Debtors; or

                         (e) that is expressly allowed in a liquidated amount
in this Plan.

                  1.9 "Allowed Class . . . Claim" or "Allowed Class . . . Interest" means an Allowed Claim or an Allowed Interest in the specified Class.

                  1.10 "Articles of Incorporation and Bylaws" means the Articles of Incorporation and Bylaws (or other similar documents) of Reorganized Friedman's and the other Reorganized Debtors, in substantially the forms attached hereto as Exhibit A and Exhibit B, which Articles of Incorporation and Bylaws (or other similar documents) shall be in a form acceptable to the Plan Investor and reasonably acceptable to the Creditors' Committee.

                  1.11 "Avoidance Claims" means Causes of Action against Persons, other than Contributing Vendors, arising under any of sections 510, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

                  1.12 "Ballot" means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders included in Classes that are Impaired under this Plan and entitled to vote under Article VI of this Plan to accept or reject this Plan.

                  1.13 "Bank Group Orders" means, collectively, the following:
(a) that certain "Bar Date Order and Notice With Respect to Claims and Liens of Certain Pre-Petition Revolving Lender Parties, And with Respect to Claims, If Any, Against Such Pre-Petition Revolving Lender Parties," filed on January 28, 2005, in the Chapter 11 Cases; (b) the "Amended Bar Date Order and Notice With Respect to Claims And Liens of Certain Pre-Petition Revolving Lender Parties, And With Respect to Claims, If Any, Against Such Pre-Petition Revolving Lender Parties," filed on February 18, 2005, in the Chapter 11 Cases; (c) the "Order Approving Settlement Agreement With Jewelry Investors II, L.L.C.," filed on July 1, 2005, in the Chapter 11 Cases; and (d) the "Supplemental Order Approving Settlement Agreement with Jewelry Investors II, L.L.C.," filed on August 15, 2005, in the Chapter 11 Cases.

                  1.14 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as in effect on the date hereof.

                  1.15 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Georgia (Savannah Division) or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.16 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  1.17 "Bar Date" means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim in the Chapter 11 Cases.

                  1.18 "Bar Date Order" means the order entered by the Bankruptcy Court on April 4, 2005, which established the Bar Date (docket no.
451), and any subsequent order supplementing such initial order or relating thereto.

                  1.19 "Business Day" means any day, excluding Saturdays, Sundays and "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

                  1.20 "Cash" means legal tender of the United States of America and equivalents thereof.

                  1.21 "Cash Reserve" means the cash reserved, as determined by the Debtors or the Reorganized Debtors, to pay Administrative Claims, Priority Tax Claims, Other Priority Claims, and Non-Participating Program Vendor Claims.

                  1.22 "Causes of Action" means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise including Avoidance Claims and Trust Claims, unless otherwise waived or released by the Debtors or the Reorganized Debtors.

                  1.23 "Chapter 11 Cases" means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 05-40129, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

                  1.24 "Claim" means a claim against one of the Debtors (or all or some of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  1.25 "Claimholder" means a holder of a Claim.

                  1.26 "Claims Administration Reserve" means Cash in the amount of $500,000; provided, however, that such reserve may be funded, at the discretion of the Trustee, in an additional amount of up to $500,000 by the Friedman's Creditor Trust.

                  1.27     "Claims Agent" means Kurtzman Carson Consultants LLC.

                  1.28 "Claims/Interests Objection Deadline" means, as applicable (except for Administrative Claims), (a) the day that is the later of (i) the first Business Day that is at least one hundred eighty (180) days after the Effective Date, and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is at least one hundred eighty (180) days after a Final Order is entered deeming the late filed claim to be treated as timely filed, or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in- interest.

                  1.29 "Class" means a category of Claimholders or Interestholders described in Article III of this Plan.

                  1.30 "Confirmation Date" means the date of entry of the Confirmation Order.

                  1.31 "Confirmation Hearing" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.32 "Confirmation Order" means the order entered by the Bankruptcy Court confirming this Plan.

                  1.33 "Continuing Indemnification Rights" means those Indemnification Rights held by any Indemnitee who is a Released Party and serves as a director, officer or employee (or in any similar capacity) of the Debtors as of the date of the commencement of the hearing on the Disclosure Statement, together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date, provided that no Person who is or becomes the subject of a Trust Claim shall have any Continuing Indemnification Rights with respect to such Trust Claim.

                  1.34 "Contributing Vendors" means such trade vendors who, on or before the Effective Date, shall have committed to credit the Debtors or the Reorganized Debtors 2 1/2% of merchandise invoiced from the Petition Date through December 31, 2005.

                  1.35 "Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of September 7, 2004, originally among Friedman's Inc., Bank of America, N.A., and Jewelry Investors II, L.L.C., as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  1.36 "Creditors' Committee" means the Official Unsecured Creditors' Committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.37 "Crescent" means, collectively, Crescent Jewelers and any Person that is a direct or indirect parent corporation or other business organization of Crescent Jewelers.

                  1.38 "Crescent Case" means the chapter 11 case of Crescent Jewelers, pending in the United States Bankruptcy Court for the Northern District of California, Oakland Division, Case No. 04- 44416 EDJ.

                  1.39 "Cure" means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law; provided, further, that in the event that a Debtor assumes an unexpired lease or executory contract, any guarantee provided by another Debtor related to such unexpired lease or executory contract shall be deemed Reinstated under the Plan if the failure of such guarantee to remain in force and effect would constitute a default under such assumed unexpired lease or executory contract.

                  1.40 "Cure Claim" has the meaning ascribed to it in Article
8.2 of this Plan.

                  1.41 "Cure Claim Submission Deadline" has the meaning ascribed to it in Article 8.2 of this Plan.

                  1.42 "Debtor" or "Debtors" means, individually, any of Friedman's or the Affiliate Debtors and, collectively, all of Friedman's and the Affiliate Debtors.

                  1.43 "DIP Agent" means the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.

                  1.44 "DIP Credit Agreement" means that certain Secured Super-Priority Debtor In Possession Revolving Credit Agreement, dated as of January 31, 2005, by and among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as amended and restated by that certain Amended and Restated Secured Super-Priority Debtor in Possession Credit Agreement, dated as of May 27, 2005, and as further amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  1.45 "DIP Facility" means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

                  1.46 "DIP Facility Revolver Claim" means all Administrative Claims of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $99.5 million revolving lending facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

                  1.47 "DIP Facility Term Claim" means all Administrative Claims of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to that portion of the DIP Facility that affords to the Debtors a $25.5 million term loan facility, including, without limitation, principal and interest thereon, plus all reasonable fees and expenses (including professional fees and expenses) arising thereunder.

                  1.48 "DIP Facility Order" means, collectively, (i) the interim order that was entered by the Bankruptcy Court on January 28, 2005 (docket no. 81), (ii) the final order that was entered by the Bankruptcy Court on February 18, 2005, authorizing and approving the DIP Facility and the agreements related thereto (docket no. 251),(iii) the order that was entered by the Bankruptcy Court on May 26, 2005, authorizing the Debtors to amend and restate the DIP Facility (docket no. 663), and (iv) any and all orders entered by the Bankruptcy Court authorizing and approving amendments to the DIP Credit Agreement.

                  1.49 "DIP Lenders" means the lenders and issuers from time to time party to the DIP Credit Agreement.

                  1.50 "Disallowed Claim" or "Disallowed Interest" means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order or a settlement, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

                  1.51 "Disbursing Agent" means Reorganized Friedman's, or any Person designated by it, after consultation with the Creditors' Committee, to serve as a disbursing agent under Article 9.3 of this Plan; provided, however, that the Trustee shall serve as the disbursing agent with respect to Class 5 General Unsecured Claims.

                  1.52 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  1.53 "Disputed Claim" or "Disputed Interest" means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or have been Scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of a pending objection filed with the Bankruptcy Court, which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.54 "Distribution Date" means the date, selected by the Reorganized Debtors upon which distributions to holders of Allowed Claims entitled to receive distributions under this Plan shall commence.

                  1.55 "Distribution Reserve" means, as applicable, one or more reserves of Cash, New Common Stock or other Plan consideration for distribution to holders of Allowed Claims in the Debtors' Chapter 11 Cases to be reserved pending allowance of Disputed Claims in accordance with Article
9.8 of this Plan.

                  1.56 "Effective Date" means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in Article 13.2 of this Plan have been either satisfied or waived as provided in Article 13.3 of this Plan and is the day upon which this Plan is substantially consummated.

                  1.57 "Employee-Related Agreements" means those agreements between any of the Debtors and any of their employees or any entity acting on behalf of their employees.

                  1.58 "Estates" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

                  1.59 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

                  1.60 "Exhibit" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.61 "Exhibit Filing Date" means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

                  1.62 "Existing Common Stock" means shares of common stock of Friedman's that are authorized, issued and outstanding prior to the Effective Date.

                  1.63 "Existing Securities" means, collectively, the Credit Agreement, the Vendor Program Documents, and the Existing Common Stock.

                  1.64 "Exit Financing Facility" means a new financing facility pursuant to the terms of (a) that certain exit financing facility term sheet, as the same may be amended, modified, or supplemented from time to time, a copy of which is attached hereto as Exhibit C, and (b) any and all additional documents related thereto.

                  1.65 "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

                  1.66 "FCJV" means FCJV Holding Corp., a Delaware corporation, debtor-in- possession in Case No. 05-40132 pending in the Bankruptcy Court.

                  1.67 "FI Stores" means FI Stores Limited Partnership, a Georgia limited partnership, debtor-in-possession in Case No. 05-40130 pending in the Bankruptcy Court.

                  1.68 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.69 "Friedman's" means Friedman's Inc., a Delaware corporation, debtor-in- possession in Case No. 05-40129 pending in the Bankruptcy Court.

                  1.70 "Friedman's Beneficiary" means Friedman's Beneficiary, Inc., a Delaware corporation, debtor-in-possession in Case No. 05-40133 pending in the Bankruptcy Court.

                  1.71 "Friedman's Creditor Trust" means the trust created pursuant to Article 11.3 of this Plan.

                  1.72 "Friedman's Florida" means Friedman's Florida Partnership, a Florida partnership, debtor-in-possession in Case No. 05-40131pending in the Bankruptcy Court.

                  1.73 "Friedman's Holding" means Friedman's Holding Corp., a Delaware corporation, debtor-in-possession in Case No. 05-40134 pending in the Bankruptcy Court.

                  1.74 "Friedman's Investments" means Friedman's Investments, LLC, a Georgia limited liability company, debtor-in-possession in Case No. 05-40135 pending in the Bankruptcy Court.

                  1.75 "Friedman's Management" means Friedman's Management Corp., a Delaware corporation, debtor-in-possession in Case No. 05-40136 pending in the Bankruptcy Court.

                  1.76 "General Unsecured Claim" means any Claim, including a Non-Participating Program Vendor Deficiency Claim, that is not otherwise an Intercompany Claim, Lender Claim, Other Priority Claim, Other Secured Claim, Program Vendor Claim, AG Claim or Subordinated Claim.

                  1.77 "Government Settlement" means any settlement, approved by the Bankruptcy Court, entered into by any of the Debtors with any governmental unit resolving any Claim of such governmental unit, other than any such Claim that constitutes a Secured Claim, Priority Tax Claim or AG Claim.

                  1.78 "Holdback Amount" means the amount equal to 20% of fees billed to the Debtors in a given month to the extent retained by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates.

                  1.79 "Holdback Escrow Account" means the escrow account into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

                  1.80 "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.81 "Indemnification Rights" means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.

                  1.82 "Indemnitee" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

                  1.83 "Insurance Coverage" shall have the meaning ascribed to it in Article 12.9 hereof.

                  1.84 "Insured Claim" means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors' insurance policies, but solely to the extent such Claim is covered by such insurance policies, including any directors' and officers' liability policies that provide entity coverage to the Debtors.

                  1.85 "Intercompany Claim" means a Claim by a Debtor, an Affiliate of a Debtor, or a non-Debtor Affiliate against another Debtor, Affiliate of a Debtor, or non-Debtor Affiliate.

                  1.86 "Intercompany Executory Contract" means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and one or more non-Debtor Affiliates.

                  1.87 "Intercompany Unexpired Lease" means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and one or more non- Debtor Affiliates.

                  1.88 "Interest" means the legal, equitable, contractual and other rights of any Person with respect to Existing Common Stock, all options, warrants, call rights, puts, awards, or other agreements to acquire Existing Common Stock, or any other equity securities of or ownership interests in the Affiliate Debtors.

                  1.89 "Interestholder" means a holder of an Interest.

                  1.90 "Investment Agreement" means that certain Investment Agreement between the Plan Investor and Friedman's, a copy of which is attached hereto as Exhibit C, as the same may be amended, modified, or supplemented from time to time, and all documents executed in connection therewith.

                  1.91 "Jewelry Investors Settlement Agreement" means that certain settlement agreement attached as Exhibit 1 to the Order Approving Settlement Agreement with Jewelry Investors II, L.L.C. (docket no. 794) entered by the Bankruptcy Court on July 1, 2005.

                  1.92 "Lender Claims" means the Claim allowed pursuant to the order approving the Jewelry Investors Settlement Agreement.

                  1.93 "New Common Stock" means the shares of common stock of Reorganized Friedman's authorized under Article 7.8 of this Plan and under the articles of incorporation of Reorganized Friedman's.

                  1.94 "Non-Participating Program Vendor Claim" means any Program Vendor Claim that is not a Participating Program Vendor Claim.

                  1.95 "Non-Participating Program Vendor Deficiency Claim" means any amount of a Non-Participating Program Vendor Claim that is not paid pursuant to the treatment of such Claim as provided in Article 5.4 of this Plan.

                  1.96 "Ordinary Course Professional Order" means the order entered by the Bankruptcy Court on January 20, 2005 authorizing the retention of professionals utilized by the Debtors in the crdinary course of business (docket no. 73).

                  1.97 "Other Executory Contract" means all executory contracts, other than Employee-Related Agreements, Intercompany Executory Contracts, Intercompany Unexpired Leases and Other Unexpired Leases to which any of the Debtors are a party.

                  1.98 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

                  1.99 "Other Secured Claim" means a Secured Claim that is not a Lender Claim and includes Claims of Bank of America, N.A. in connection with the cash management and letter of credit services by provided by Bank of America, N.A. to various of the Debtors.

                  1.100 "Other Unexpired Lease" means all unexpired leases, other than Employee- Related Agreements, Intercompany Executory Contracts, Intercompany Unexpired Leases and Other Executory Contracts to which any of the Debtors are a party.

                  1.101 "Participating Program Vendor Claim" means any Program Vendor Claim that is subject to an agreement between the Plan Investor and the holder of such Program Vendor Claim, in substantially the form attached to the motion (docket no. 595) seeking approval of the Participation Order.

                  1.102 "Participation Order" means that order entered by the Bankruptcy Court on May 26, 2005 (docket no. 664), authorizing Friedman's to consent to transfers of participation interests in certain Program Vendor Claims.

                  1.103 "Periodic Distribution Date" means (a) the Distribution Date, and (b) thereafter, any subsequent distribution date in the discretion of the Disbursing Agent.

                  1.104 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

                  1.105 "Petition Date" means January 14, 2005, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

                  1.106 "Plan" means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

                  1.107 "Plan Investor" means Harbert Distressed Investment Master Fund, Ltd. and/or one or more of its affiliates.

                  1.108 "Plan Investor Shares" means all shares of Reorganized Friedman's to be issued to the Plan Investor pursuant to the Investment Agreement.

                  1.109 "Post-Effective Date Committee" means such committee that will be formed on the Effective Date, whose members shall be designated by the Creditors' Committee and identified in a list filed with the Bankruptcy Court on or before the Exhibit Filing Date, to perform the duties listed in
Article 9.6 of this Plan.

                  1.110 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  1.111 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

                  1.112 "Professional" means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.

                  1.113 "Professional Claim" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.114 "Professional Fee Order" means the order entered by the Bankruptcy Court on January 18, 2005, authorizing the interim payment of Professional Claims subject to the Holdback Amount (docket no. 42).

                  1.115 "Program Documents" means those certain Secured Trade Credit Program Letter Agreements and Secured Trade Credit Program Terms and Conditions and Statement of Qualifications entered into prior to the Petition Date among Friedman's and its Affiliates and certain of their vendors, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  1.116 "Program Vendor Claim" means any Claim arising out of or in connection with the Program Documents.

                  1.117 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

                  1.118 "Released Parties" means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case in such respective capacities, as of the date of the commencement of the hearing on the Disclosure Statement, other than any such Person who is a named defendant in a Securities Action with respect to conduct occurring prior to May 5, 2004, (ii) the Creditors' Committee and all present and former members of the Creditors' Committee in their respective capacities as such, (iii) the DIP Agent in its capacity as such, (iv) the DIP Agent and the DIP Lenders solely in their capacities as such, (v) the Plan Investor in its capacity as such, (vi) all Professionals, (vii) Bank of America, N.A. to the extent provided in the Bank Group Orders, (viii) Harbert Distressed Investment Master Fund, Ltd. and Jewelry Investors II, LLC in their capacities as lenders under the Credit Agreement, (ix) CIT Group/Business Credit, Inc. and The CIT Group/Commercial Services, Inc. in their capacities as lenders to the Debtors prior to the Petition Date and as a lender under the Exit Financing Facility, and (x) with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, representatives, financial advisors, attorneys and other professionals, in their capacities as such.

                  1.119 "Reorganized Debtor" or "Reorganized Debtors" means, individually, any Debtor and, collectively, all Debtors, in each case from and after the Effective Date.

                  1.120 "Reorganized . . . " means the applicable Debtor from and after the Effective Date.

                  1.121 "Restructuring Debtors" means those Debtors that will be the subject of a Restructuring Transaction under this Plan.

                  1.122 "Restructuring Transaction(s)" means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date, as set forth in the Restructuring Transaction Notice.

                  1.123 "Restructuring Transactions Notice" means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit E to this Plan listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions, including the corporate structure of the Reorganized Debtors as described in Exhibit F to this Plan.

                  1.124 "Retained Actions" means all Claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors' Estate may hold against any Person, including, without limitation, Claims and Causes of Action brought prior to the Effective Date or identified in the Schedules, other than (a) the Trust Claims, which will be transferred to the Friedman's Creditor Trust, and
(b) Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof (including the Bank Group Orders).

                  1.125 "Scheduled" means, with respect to any Claim or Interest, the status, priority, and amount, if any, of such Claim or Interest as set forth in the Schedules.

                  1.126 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be further modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

                  1.127 "Secured Claim" means a Claim secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

                  1.128 "Securities Act" means the Securities Act of 1933, as now in effect or hereafter amended.

                  1.129 "Securities Action" means any Cause of Action by a Person against any Person arising out of or related to a Person's ownership of Interests, including Existing Common Stock, including, without limitation, the following actions, (i) that certain action captioned In re Friedman's Inc., Derivative Litigation, Case No. 03-CV-3831, pending in the United States District Court for the Northern District of Georgia, Atlanta Division; and
(ii) that certain action captioned In re Friedman's Inc. Securities Litigation, Case No. 1:03-CV-3475-WSD, pending in the United States District Court for the Northern District of Georgia, Atlanta Division.

                  1.130 "Security" shall have the meaning ascribed to it in
section 101(49) of the Bankruptcy Code.

                  1.131 "Servicer" has the meaning ascribed to it in Article
7.10 of this Plan.

                  1.132 "Subordinated Claim" means any Claim against a Debtor, other than any Claim of the Securities Exchange Commission, Claim Allowed pursuant to a Government Settlement, or AG Claim, whether or not the subject of an existing lawsuit, (i) arising from a Securities Action, (ii) arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or affiliate of the Debtors, (iii) for damages arising from the purchase or sale of any such security, (iv) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, but not limited to, any attorneys' fees, other charges, or costs incurred on account of the foregoing Claims, (v) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based on allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities, and (vi) all fines, penalties, Claims for disgorgement, or order of restitution against any of the Debtors, provided, however, that the Debtors reserve the right to seek a bankruptcy court order subordinating any AG Claim or portion of such Claim related to any fines, penalties, Claims for disgorgement, or order of restitution against any of the Debtors, provided further, however, that in accordance with 18 U.S.C. ss. 3613(e), nothing herein shall apply to any fine, penalty, Claim for disgorgement, or order of restitution entered or ordered in connection with any criminal action or criminal proceeding by the United States.

                  1.133 "Trust Advisory Board" means the board that is to be created pursuant to Article 11.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the Friedman's Creditor Trust.

                  1.134 "Trust Agreement" means that certain Trust Agreement that will govern the Friedman's Creditor Trust, a form of which is attached to this Plan as Exhibit G.

                  1.135 "Trust Assets" means the Trust Claims and any assets to be transferred to and owned by the Friedman's Creditor Trust pursuant to
Article 11.2 of this Plan.

                  1.136 "Trust Claims" means any and all Causes of Action against any Person, officer, director, shareholder, lender, attorney, law firm, auditor, accounting firm, accountant or other Person, in any way arising from, in connection with, or relating to the subject matters of the investigation conducted by the Joint Review Committee authorized by order of the Bankruptcy Court entered on April 28, 2005 (docket no. 561) with respect to conduct occurring prior to May 5, 2004 except with respect to professionals hired prior to May 2004 and whose services continued thereafter (except for "Professionals" defined herein), in which case conduct occurring prior to or subsequent to May 5, 2004 is a subject matter of the investigation and discussed at Section VI.G of the Disclosure Statement, other than (i) any Claim or Cause of Action against Crescent or Bank of America, N.A. or its Affiliates on account of or relating to its relationship with Crescent, which shall constitute Retained Actions, (ii) Causes of Action under Chapter 5 of the Bankruptcy Code unrelated to any such Causes of Action arising from, in connection with, or relating to the subject matters of the investigation conducted by the Joint Review Committee, (iii) any other Retained Action; and
(iv) any Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof (including the Bank Group Orders).

                  1.137 "Trust Funding Amount" means Cash in the amount of eight million dollars ($8,000,000); provided, however, that such amount shall be (a) reduced on a dollar-for-dollar basis by the amount of any fees and expenses incurred by the Creditors' Committee and their advisors on or after September 1, 2005, through the Effective Date in connection with matters relating to the Trust Claims, (b) reduced on a dollar-for-dollar basis by up to an amount reasonably acceptable to the Creditors' Committee to the extent holders of AG Claims receive Cash pursuant to the AG Global Settlement Agreement described in Article 5.6(b), (c) reduced on a dollar-for-dollar basis by the amount of up to $500,000, at the discretion of the Trustee, to fund the Claims Administration Reserve and (d) increased to the extent of remaining amounts of the Claims Administration Reserve as described in Article 9.6.

                  1.138 "Trust Recoveries" means any and all proceeds received by the Friedman's Creditor Trust from (a) the prosecution to, and collection of, a final judgment of a Trust Claim against a Person, or (b) the settlement or other compromise of a Trust Claim against a Person.

                  1.139 "Trustee" means the trustee of the Friedman's Creditor Trust as contemplated by the Trust Agreement.

                  1.140 "Unimpaired" refers to any Claim that is not Impaired.

                  1.141 "Voting Deadline" means November 10, 2005, at 4:00 p.m. prevailing Eastern Time.

C.       Rules of Interpretation
         -----------------------

                  For purposes of this Plan, unless otherwise provided herein,
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

                  This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Creditors' Committee, the Plan Investor and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra preferentem" shall not apply to the construction or interpretation of any provision of this Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.

D.       Computation of Time
         -------------------

                  In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       References to Monetary Figures
         ------------------------------

                  All references in this Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.

F.       Exhibits
         --------

                  All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: John Wm. Butler, Jr., Esq.), counsel to the Debtors, or by downloading such exhibits from the Court's website at www.gasb.uscourts.gov or from the website of the Claims Agent at www.kccllc.net/friedmans. To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise provided for in the Confirmation Order, the non-Exhibit portion of this Plan shall control.


                                  ARTICLE II

                          ADMINISTRATIVE EXPENSES AND
                              PRIORITY TAX CLAIMS
                              -------------------

                  2.1 Administrative Claims. Subject to the provisions of
Article X of this Plan, on the first Distribution Date or Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other less favorable treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (y) Claimholders of Claims arising under the DIP Facility shall be deemed to have Allowed Claims as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as determined by the Bankruptcy Court, which DIP Facility Revolver Claims and DIP Facility Term Claims shall be paid in accordance with Article X of this Plan, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  2.2 Priority Tax Claims. Commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors), such Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim plus simple interest at the rate required by applicable law on any outstanding balance from the Effective Date, or such lesser rate agreed to by a particular taxing authority, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in clause (i) hereof, or (iii) payment in full in Cash.

                                  ARTICLE III

                    CLASSIFICATION OF CLAIMS AND INTERESTS
                    --------------------------------------

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in
Article II above.

                  3.1      Class 1.  Class 1 consists of all Lender Claims.

                  3.2      Class 2.  Class 2 consists of all Other Secured
                                     Claims.

                  3.3      Class 3.  Class 3 consists of all Other Priority
                                     Claims.

                  3.4      Class 4(a).  Class 4(a) consists of all Non-
                                        Participating Program Vendor Claims.

                  3.5      Class 4(b).  Class 4(b) consists of all Participating
                                        Program Vendor Claims.

                  3.6      Class 5.  Class 5 consists of all General Unsecured
                                     Claims.

                  3.7      Class 6.  Class 6 consists of all AG Claims.

                  3.8      Class 7.  Class 7 consists of all Intercompany
                                     Claims.

                  3.9      Class 8.  Class 8 consists of all Subordinated
                                     Claims.

                  3.10     Class 9.  Class 9 consists of all Interests.

                                  ARTICLE IV

                      IDENTIFICATION OF CLASSES OF CLAIMS
               AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN
               -------------------------------------------------

                  4.1 Classes of Claims That Are Unimpaired. The following Classes are Unimpaired by the Plan:


                  Class 2 (Other Secured Claims)
                  Class 3 (Other Priority Claims)

                  4.2 Impaired Classes of Claims and Interests. The following Classes are Impaired by the Plan:


                  Class 1 (Lender Claims)
                  Class 4(a) (Non-Participating Program Vendor Claims) Class 4(b) (Participating Program Vendor Claims) Class 5 (General Unsecured Claims)
                  Class 6 (AG Claims)
                  Class 7 (Intercompany Claims)
                  Class 8 (Subordinated Claims)
                  Class 9 (Interests)

                                   ARTICLE V

                           PROVISIONS FOR TREATMENT
                            OF CLAIMS AND INTERESTS
                            -----------------------

                  The treatment of Claims and Interests as provided in this
Article V represents a compromise and full and final settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the various Claims and Interests of parties in interest in the Chapter 11 Cases, including such Claims relating to guarantees by certain Affiliate Debtors of Friedman's's obligations under the Program Documents and issues related to the substantive consolidation of the Debtors as contemplated by this Plan, but solely for the purpose of this Plan. The Debtors' failure to object to any Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Claimholder.

                  5.1 Class 1 (Lender Claims). The Lender Claims are Allowed Claims in the aggregate amount set forth in Jewelry Investors Settlement Agreement. On the Distribution Date, each holder of an Allowed Lender Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Lender Claim, shares of New Common Stock as specified in the Investment Agreement.

                  5.2 Class 2 (Other Secured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, the legal, equitable, and contractual rights of each Allowed Other Secured Claimholder shall be Reinstated. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable and perfected prepetition liens on property of the Debtors held by or on behalf of the Other Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders and/or applicable law until, as to each such Claimholder, the Allowed Other Secured Claims of such Secured Claimholder are satisfied.

                  5.3 Class 3 (Other Priority Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Priority Claim, each Allowed Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (b) such other less favorable treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing.

                  5.4 Class 4(a) (Non-Participating Program Vendor Claims). Except as otherwise provided in and subject to Article 9.8 of the Plan, commencing on the Distribution Date or first Periodic Distribution Date occurring after the later of (i) the date a Non-Participating Program Vendor Claim becomes an Allowed Non-Participating Program Vendor Claim and (ii) the date a Non-Participating Program Vendor Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors and the holder of such Non-Participating Program Vendor Claim, each holder of an Allowed Non-Participating Program Vendor Claim shall receive Cash in an amount equal to 75% of its Allowed Non-Participating Program Vendor Claim. Upon compliance with the foregoing Article 5.4, all liens and security interests granted to secure the Non-Participating Program Vendor Claims shall be deemed cancelled and shall be of no further force and effect.

                  5.5 Class 4(b) (Participating Program Vendor Claims). Except as otherwise provided in and subject to Article 9.8 of the Plan, commencing on the Distribution Date or first Periodic Distribution Date occurring after the later of (i) the date a Participating Program Vendor Claim becomes an Allowed Participating Program Vendor Claim and (ii) the date a Participating Program Vendor Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors and the holder of such Participating Program Vendor Claim, each holder of an Allowed Participating Program Vendor Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Participating Program Vendor Claim, its Pro Rata share of shares of New Common Stock as specified in the Investment Agreement. Upon compliance with the foregoing Article 5.5, all liens and security interests granted to secure the Participating Program Vendor Claims shall be deemed cancelled and shall be of no further force and effect.

                  5.6 Class 5 (General Unsecured Claims). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the Distribution Date or first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors and the holder of such General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, its Pro Rata share of the Trust Recoveries, if any.

                  5.7 Class 6 (AG Claims). On the Distribution Date or first Periodic Distribution Date occurring after the date an AG Claim becomes an Allowed AG Claim each holder of an Allowed AG Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed AG Claim, its Pro Rata share of the Trust Recoveries that such holder of an Allowed AG Claim would receive if such holder were a member of Class 5; provided, however, that a holder of an AG Claim may elect (a) to receive, on the Distribution Date or first Periodic Distribution Date, in full satisfaction, settlement, release, and discharge of, and in exchange for, such AG Claim, its Pro Rata share of the AG Fixed Trust Recovery, or (b) to participate in the AG Global Settlement, if, and only if, an AG Global Settlement is reached and all holders of AG Claims elect to participate in such AG Global Settlement.

                  5.8 Class 7 (Intercompany Claims). On the Effective Date, at the option of the Debtors or the Reorganized Debtors in connection with the Restructuring Transactions contemplated by the Plan, the Intercompany Claims against any Debtor, including, but not limited to, any Intercompany Claims arising as a result of rejection of an Intercompany Executory Contract or Intercompany Unexpired Lease, shall either be (a) Reinstated, in full or in part, or (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan.

                  5.9 Class 8 (Subordinated Claims). Holders of Subordinated Claims shall not receive or retain any property on account of such Claims under the Plan.

                  5.10 Class 9 (Interests). On the Effective Date, all Interests shall be deemed cancelled and the holders of Interests shall not receive or retain any property on account of such Interests under the Plan, provided, however, that, subject to the Restructuring Transactions contemplated by the Plan, and pursuant to Article 7.9 of the Plan, on the Effective Date, all Interests in the Affiliate Debtors shall be Reinstated.


                                  ARTICLE VI

                     ACCEPTANCE OR REJECTION OF THE PLAN;
                      EFFECT OF REJECTION BY ONE OR MORE
                    IMPAIRED CLASSES OF CLAIMS OR INTERESTS
                    ---------------------------------------

                  6.1 Impaired Classes of Claims Entitled to Vote. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Article 6.2 and Article 6.4 of this Plan, Claimholders in each Impaired Class are entitled to vote in their respective classes as a class to accept or reject this Plan.

                  6.2 Classes Deemed to Accept the Plan. Classes 2 and 3 are Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan, and the votes of Claimholders in such Classes therefore will not be solicited. Because all Debtors are proponents of this Plan, Class 7 Intercompany Claims and Class 9 Interests in Affiliate Debtors are deemed to have accepted this Plan. The votes of holders of such Claims and Interests therefore will not be solicited.

                  6.3 Acceptance by Impaired Classes. Classes 1, 4, 5 and 6 are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

                  6.4 Classes Deemed to Reject the Plan. Holders of Claims and Interests in Classes 8 and 9 are not entitled to receive any distribution under the Plan on account of their Claims and Interests. Since none of the holders of Claims and Interests in such Classes are entitled to receive a distribution under the Plan, pursuant to Section 1126(g) of the Bankruptcy Code, each of such Classes is conclusively presumed to have rejected the Plan, and the votes of Claimholders and Interestholders in such Classes therefore will not be solicited.

                  6.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. Since Classes 8 and 9 are deemed to reject the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.


                                  ARTICLE VII

                     MEANS FOR IMPLEMENTATION OF THE PLAN
                     ------------------------------------

                  7.1 Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended and restated by this Plan and the Articles of Incorporation and Bylaws, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 12.1 of this Plan, all of the Debtors' equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

                  7.2 Substantive Consolidation. This Plan provides for the substantive consolidation of the Estates, but only for purposes of effectuating the settlements contemplated by, and making distributions to holders of Claims under, this Plan. For such limited purposes, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth in this Article, such substantive consolidation will not (other than for purposes related to this Plan) (i) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan,
(ii) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation,
(iii) except as otherwise stated in this Plan, affect Intercompany Claims of Debtors against Debtors, and (iv) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan.

                  7.3 Restructuring Transactions. On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including, but not limited to, all of the transactions described in this Plan. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction and shall be acceptable to the Plan Investor. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

                  7.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Reorganized Debtors shall be adopted and amended as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Articles of Incorporation of Reorganized Friedman's shall, among other things: (a) authorize shares of New Common Stock, $0.01 par value per share, in an amount to be determined by the Debtors prior to the Confirmation Hearing; and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends, if applicable. Notwithstanding anything to the contrary in this Article 7.4, the form and content of all Articles of Incorporation and By-Laws shall be acceptable to the Plan Investor.

                  7.5 Directors and Officers of the Reorganized Debtors.

                         (a) Officers. The existing senior officers of the
Debtors in office on the Effective Date shall serve in their current capacities after the Effective Date, subject to their employment contracts and subject to the authority of the board of directors of the Reorganized Debtors.

                         (b) Directors of Reorganized Friedman's. On the
Effective Date, the term of the current members of the board of directors of Friedman's will expire. The initial board of directors of Reorganized Friedman's, whose term will commence upon the Effective Date, shall consist of five (5) members. One (1) member of senior management of Reorganized Friedman's will serve on the initial board of directors of Reorganized Friedman's. Other board members shall include four (4) directors selected by the Plan Investor, at least one of whom shall not be an officer or employee of the Plan Investor or a family member thereof. The Persons responsible for designating board members shall designate their board members by written notice filed with the Bankruptcy Court by a date that is at least seven days prior to the Voting Deadline, provided, however, that if they fail to file and give such notice, the Debtors will initially designate such members by announcing their identities at the Confirmation Hearing. Directors of Reorganized Friedman's appointed in accordance with this Article shall serve an initial term for a period from the Effective Date through the date of the first annual meeting after the Effective Date. Thereafter, and subject to Reorganized Friedman's rights to amend its bylaws, directors shall serve one
(1) year terms (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. In the event, prior to the Effective Date, a person designated to be a member of Reorganized Friedman's board of directors dies, is disabled, or otherwise becomes unable to fulfill the role, the Plan Investor will designate a replacement for such director. In the event, after the Effective Date and prior to the first annual meeting that occurs after the Effective Date, of the death, disability, resignation, or removal of a member of the board of directors, the Plan Investor will designate a replacement for such director.

                  7.6 Directors and Officers of Affiliate Debtors. The existing directors and officers of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however that the Debtors reserve the right to identify new officers and members of the board of directors of each of such Affiliate Debtors at any time prior to the Confirmation Hearing, and provided further that Reorganized Friedman's reserves the right to identify new officers and members of the board of directors of each such Affiliate Debtors at any time thereafter.

                  7.7 Employment, Retirement, Indemnification and Other Agreements, and Incentive Compensation Programs. To the extent that any of the Debtors have in place as of the Effective Date employment, retirement, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans shall remain in place after the Effective Date as to such Persons, and the Reorganized Debtors will continue to honor such agreements, programs, and plans as to such Persons. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate. After the Effective Date, the Reorganized Debtors shall each have the authority, consistent with the applicable agreements, to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees. Notwithstanding anything to the contrary herein, following the Effective Date of the Plan, with respect to the payment of "retiree benefits" as defined in section 1114 of the Bankruptcy Code, such payment shall continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of this Plan, for the duration of the periods the Debtors have obligated themselves to provide such benefits, if any.

                  7.8 Issuance of New Stock. On the Effective Date, Reorganized Friedman's will authorize shares of New Common Stock in an amount to be determined on or before the date of the Confirmation Hearing. On or before the Distribution Date, Reorganized Friedman's will be deemed to have issued a total number of shares of New Common Stock necessary to satisfy obligations on account of Claims under the Plan and obligations to the Plan Investor under the Investment Agreement in accordance with Article 7.11 hereof.

                  7.9 Reinstatement of Interests of Affiliate Debtors. Subject to the Restructuring Transactions, Interests in the Affiliate Debtors shall be Reinstated in exchange for Reorganized Friedman's agreement to cause the distribution of New Common Stock and other consideration provided for under this Plan to holders of Allowed Claims in accordance with the terms of this Plan.

                  7.10 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein or as otherwise required in connection with any Cure, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, will be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, as the case may be, will be released and discharged; provided, however, that any agreement that governs the rights of a Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") will continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under this Plan as provided in Article IX of this Plan and (ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such indenture or other agreement; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Article 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

                  7.11 Plan Investor Contribution. Pursuant to the terms and conditions of the Investment Agreement, the Plan Investor shall pay to the Debtors Cash in the amount specified in the Investment Agreement to be utilized by the Reorganized Debtors to reduce the outstanding balance of the Exit Financing Facility, to make Cash distributions pursuant to Article V of the Plan, for the Trust Funding Amount, for the Claims Administration Reserve and for general working capital purposes. In satisfaction, settlement, release and discharge of, and in exchange for, (a) the Allowed Lender Claim, as provided by Article 5.1, (b) the Participating Program Vendor Claims, as provided by Article 5.5(a), (c) the DIP Facility Term Claim, as provided by
Article 10.1(b), and (d) the foregoing cash contribution, on the Effective Date, the Plan Investor shall receive the Plan Investor Shares.

                  7.12 Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility in order to obtain the funds necessary to repay the DIP Facility Revolver Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Exit Financing Facility. A commitment letter with respect to such Exit Financing Facility shall be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Exit Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the applicable Debtors and respective agents and lenders parties thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the applicable lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

                  7.13 Establishment of Cash Reserve. On the Effective Date, the Debtors shall fund the Cash Reserve in such amounts as determined by the Debtors as necessary in order to make the required future payments to Administrative Claims, Priority Tax Claims, Other Priority Claims, Non-Participating Program Vendor Claims, and as otherwise provided by this Plan.

                  7.14 Establishment of Claims Administration Reserve. On the Effective Date, the Debtors shall establish a segregated account and fund the Claims Administration Reserve for the benefit of the administration of Class 5 General Unsecured Claims by the Post-Effective Date Committee.

                  7.15 Preservation of Causes of Action. In accordance with
section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan with respect to the Friedman's Creditor Trust, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

                  7.16 Exclusivity. The Debtors will retain the exclusive right to amend or modify this Plan, subject to the consent of the Plan Investor, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

                  7.17 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors, provided, however, that nothing herein shall impair the Debtors' or Plan Investor's rights under the Investment Agreement.

                  7.18 Effectuating Documents; Further Transactions. Each of the Chief Executive Officer, Chief Financial Officer, and General Counsel of the Debtors, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

                  7.19 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                 ARTICLE VIII

                   UNEXPIRED LEASES AND EXECUTORY CONTRACTS
                   ----------------------------------------

                  8.1 Assumed and Rejected Contracts and Leases.


                         (a) Intercompany Executory Contracts and Intercompany
Unexpired Leases. Except as otherwise provided in this Article 8.1(a), each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed hereto as Exhibit H, or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any claim held by any Debtor on account of any Intercompany Executory Contract or Intercompany Unexpired Lease that is assumed pursuant to this
Article 8.1(a) shall either be (a) Reinstated, in full or in part, or (b) discharged and satisfied, in full or in part. At the option of the Debtors or the Reorganized Debtors, each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

                         (b) Employee-Related Agreements. Subject to Article
7.7 of this Plan, each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee- Related Agreements annexed hereto as Exhibit I, or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

                         (c) Other Executory Contracts. Except as otherwise
provided in this Article 8.1(c), each Other Executory Contract as to which any of the Debtors is a party (including, but not limited to, (x) guaranties, including any guaranties by any of the Debtors with respect to real estate leases and businesses of any of such Debtors and (y) any obligations under leases assigned by the Debtors prior to the Petition Date (or agreements guarantying the payment of rent or performance thereunder)) shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Other Executory Contracts annexed hereto as Exhibit J, or
(iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract, including any Other Executory Contract on Exhibit J.

                         (d) Other Unexpired Leases. Except as otherwise
provided in this Article 8.1(d), each Other Unexpired Lease as to which any of the Debtors is a party (including, but not limited to guaranties, including any guaranties by any of the Debtors with respect to real estate leases and businesses of any of such Debtors) shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Other Unexpired Leases annexed hereto as Exhibit K, or (iv) is otherwise rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each Other Unexpired Lease assumed pursuant to this Article 8.l(d) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Unexpired Lease, including any Other Unexpired Lease on Exhibit K. Any Other Unexpired Leases to be assumed under this Article 8.1(d) shall be assumed by the particular Debtor that was obligated on such lease as of the Petition Date, without prejudice to the rights of such Debtor thereafter to assign such lease in accordance with applicable law. Notwithstanding anything in this Plan to the contrary, Other Unexpired Leases to be rejected under the Plan shall be identified on Exhibit K by the Confirmation Date, provided that the rejection of such unexpired leases shall be effective as of the Effective Date. In the event the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming such unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

                         (e) Real Property Agreements. Each executory contract
and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

                         (f) Exhibits Not Admissions. Neither the exclusion
nor the inclusion by the Debtors of a contract or lease on Exhibit H, Exhibit I, Exhibit J, or Exhibit K nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Debtors reserve the right to amend, modify, supplement or otherwise change Exhibit H, Exhibit I, Exhibit J, or Exhibit K up through the Confirmation Date.

                  8.2 Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, Other Executory Contract or Other Unexpired Lease to be assumed under this Plan which are or may be in default shall be satisfied solely by Cure. Any party to an executory contract or unexpired lease that wishes to assert that Cure is required as a condition to assumption shall file a proposed Cure Claim within 45 days after service of the Confirmation Order, after which the Debtors shall have 45 days to file any objections thereto. If there is a dispute regarding
(a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the matter shall be set for hearing in the Bankruptcy Court on the next available hearing date, or such other date as may be agreed upon, and Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors. If the cure amount is not disputed, the Debtors shall pay the cure claim, if any, to the claimant within 20 days after service of the Cure Claim. Disputed cure amounts that are resolved by agreement or Final Order shall be paid by the Debtors within twenty 20 days of such agreement or Final Order. To the extent the Debtor who is party to the executory contract or unexpired lease is to be merged or liquidated as part of a Restructuring Transaction, the non-Debtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to the Reorganized Debtor that is the surviving entity after such Restructuring Transaction. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or non-Debtor Affiliates.

                  8.3 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an Intercompany Executory Contract, Intercompany Unexpired Lease, Employee- Related Agreement, or Other Executory Contract or Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Plan Investor, or such entities' properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors, the Plan Investor, and the Creditors' Committee within thirty (30) days after service of the later of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.


                                  ARTICLE IX

                      PROVISIONS GOVERNING DISTRIBUTIONS
                      ----------------------------------

                  9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.

                  9.2 No Interest on Claims or Interests. Unless otherwise specifically provided for in this Plan or as otherwise required by Section 506(b) of the Bankruptcy Code, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in this Plan or as otherwise required by
Section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim. Notwithstanding the foregoing, nothing in this Article 9.2 shall limit or impair any Claimholder's rights to seek allowance of such interest as a part of an Allowed Claim to the extent provided in Section 506(b) of the Bankruptcy Code.

                  9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to Lender Claims and any holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the agent or other party under the Credit Agreement or appropriate Servicer, as applicable, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

                  9.4 Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a "Certificate"), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

                  9.5 Services of Agents and Servicers. The services, with respect to implementation of the distributions contemplated by this Plan, of Servicers under the relevant agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys' fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

                  9.6 Claims Administration Responsibility.

                         (a) Reorganized Debtors. The Reorganized Debtors will
retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against the Debtors, other than Class 5 General Unsecured Claims, and making distributions (if any) with respect to all Claims, except as otherwise provided in Article XI of this Plan.

                         (b) Post-Effective Date Committee. The Post-Effective
Date Committee shall be solely responsible for administering, disputing, objecting to, compromising, or otherwise resolving all Class 5 General Unsecured Claims against the Debtors.

                         (c) Funding of Post-Effective Date Committee. The
Debtors' and Reorganized Debtors' only funding obligation with respect to the Post-Effective Date Committee shall be to establish a segregated account and fund the Claims Administration Reserve into such account as directed by the Post-Effective Date Committee and pursuant to the Plan. The Post-Effective Date Committee may retain such professionals as it deems necessary to administer, dispute, object to, compromise, or otherwise resolve the Claims against the Debtors. The Reorganized Debtors shall make available to the Post-Effective Date Committee reasonable access during normal business hours, upon reasonable notice, personnel and books and records of the Reorganized Debtors to enable the Post- Effective Date Committee to perform the Post-Effective Date Committee's tasks under this Plan, and the Debtors and the Reorganized Debtors shall permit the Post-Effective Date Committee reasonable access to information related to the Class 5 General Unsecured Claims that is reasonably requested by the Post- Effective Date Committee; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) from the Post-Effective Date Committee with respect to fulfilling their obligations as set forth in this Article. The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations. Any amount of the Claims Administration Reserve remaining at the conclusion of the Post-Effective Date Committee's duties shall be contributed to the Trust Funding Amount.

                         (d) Filing of Objections. Unless otherwise extended
by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Claimholder if the Debtors, Reorganized Debtors or Post-Effective Date Committee effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified on the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder's behalf in the Chapter 11 Cases.

                         (e) Determination of Claims. Any Claim determined and
liquidated pursuant to (i) an order of the Bankruptcy Court or (ii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Article 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  9.7 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer
(a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's then-current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Common Stock or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Common Stock or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or its successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                  9.8 Procedures for Treating and Resolving Disputed and Contingent Claims.

                         (a) No Distributions Pending Allowance. No payments
or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

                         (b) Distribution Reserve. The Debtors and/or the
Reorganized Debtors shall establish one or more Distribution Reserves for the purpose of effectuating distributions to holders of Disputed Claims pending the allowance or disallowance of such claims in accordance with this Plan. The Disbursing Agent shall withhold the applicable Distribution Reserves from the property to be distributed to particular classes under the Plan. The Distribution Reserves shall be equal to 100% of the distributions to which holders of Disputed Claims in Classes 3, 4 and 5 would be entitled under this Plan as of such date if such Disputed Claims in Classes 3, 4, and 5 were Allowed Claims in their (a) Face Amount or (b) estimated amount of such Disputed Claim in Classes 3, 4 and 5 as approved in an order by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code. The Reorganized Debtors may request estimation for any Disputed Claim including, without limitation, any Disputed Claim that is contingent or unliquidated. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

                         (c) Distributions After Allowance. Payments and
distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Claimholder. On the first Periodic Distribution Date following the date when a Disputed Claim becomes undisputed, noncontingent and liquidated, the Disbursing Agent will distribute to the Claimholder any Cash, New Common Stock, or other property, from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Common Stock, or other property in the Distribution Reserve will be distributed Pro Rata to Claimholders in accordance with the other provisions of this Plan; provided, however, that the Reorganized Debtors shall have the right, in their sole discretion, to cancel any New Common Stock that otherwise would be required to be distributed in accordance with this sentence. Subject to Article 9.2 hereof, all distributions made under this Article of this Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Common Stock held by such Servicers in the same proportion as shares previously disbursed by such Servicers.

                         (d) De Minimis Distributions. Neither the Disbursing
Agent, Trustee nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00.

                  9.9 Fractional Securities; Fractional Dollars. Any other provision of this Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.


                                   ARTICLE X

            ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
            ------------------------------------------------------

                  10.1 DIP Facility Claim

                         (a) DIP Facility Revolver Claim. On the Effective
Date, the DIP Facility Revolver Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, or as ordered by the Bankruptcy Court with notice to the Creditors' Committee, not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors thereunder shall be paid in full in Cash in accordance with the DIP Credit Agreement on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit, or by procuring back-up letters of credit, in each case, on terms reasonably satisfactory to the DIP Agent, or as otherwise agreed to by the DIP Agent.

                         (b) DIP Facility Term Claim. On the Effective Date,
the principal amount of the DIP Facility Term Claim shall be allowed in an amount equal to $25.5 million. Commencing on the Distribution Date, the holder of the DIP Facility Term Claim shall received, in full satisfaction, settlement, release, and discharge of, and in exchange for, such DIP Facility Term Claim, shares of New Common Stock as specified in the Investment Agreement.

                         (c) Cancellation of Liens. Upon compliance with the
foregoing clauses (a) and (b), all liens and security interests granted to secure the DIP Facility Revolver Claim and the DIP Facility Term Claim shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests at the sole cost and expense of the Debtors.

                  10.2     Professional Claims.

                         (a) Final Fee Applications. All final requests for
payment of Professional Claims and requests for reimbursement of expenses of members of the Creditors' Committee must be filed no later than the last day of the second full month after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and expenses shall be determined by the Bankruptcy Court.

                         (b) Payment of Interim Amounts. Subject to the
Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and members of the Creditors' Committee for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Creditors' Committee, and the United States Trustee. Within forty-five
(45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

                         (c) Holdback Amount. On the Effective Date, the
Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

                         (d) Other Bankruptcy Court Orders. The provisions of
this Article relating to the payment of professional fees shall not supercede any orders entered by the Bankruptcy Court approving and authorizing payment of any alternative fee arrangement between the Debtors or the Reorganized Debtors and any Professional.

                         (e) Post-Effective Date Retention. Upon the Effective
Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals in the ordinary course of business.

                  10.3 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, the Plan Investor, and the Creditors' Committee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

                  10.4 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Article 10.1, Article 10.2 or Article 10.3 of this Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit L, with the Claims Agent and served on counsel for the Debtors and the Plan Investor no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.4 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim arising in the ordinary course of business as a result of retail merchandise or services provided by trade vendors or service providers which is paid or payable by the Debtors in the ordinary course of business, including, without limitation, in connection with the cash management and letter of credit services being provided by Bank of America, N.A. to various of the Debtors.

                                  ARTICLE XI

                           FRIEDMAN'S CREDITOR TRUST
                           -------------------------

                  11.1 Appointment of Trustee. The Trustee for the Friedman's Creditor Trust shall be designated by the Creditors' Committee, subject to the approval of the Bankruptcy Court and the consent of the Debtors, which consent shall not be unreasonably withheld. The Trustee shall be independent of the Debtors and the Reorganized Debtors. The Creditors' Committee shall file a notice on a date that is not less than ten (10) days prior to the Confirmation Hearing designating the Person who it has selected as Trustee and seeking approval of such designation. The Person designated as Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code. If approved by the Bankruptcy Court, the Person so designated shall become the Trustee on the Effective Date. The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

                  11.2 Transfer of Trust Assets to the Friedman's Creditor
Trust.

                         (a) On the Effective Date, the Debtors' Estates shall
transfer and shall be deemed to have irrevocably transferred to the Friedman's Creditor Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors or the Reorganized Debtors, the Trust Assets and the Trust Funding Amount; provided, however, that nothing herein is intended to transfer all or any portion of any Retained Action to the Friedman's Creditor Trust.

                         (b) Upon such transfer, the Debtors, the Debtors'
Estates, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan, and the Debtors and the Reorganized Debtors shall permit the Trustee and the Trust Advisory Board reasonable access to information related to the Trust Claims that is reasonably requested by the Trustee, as more specifically set forth in the Trust Agreement; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this Article. The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations.

                  11.3     The Friedman's Creditor Trust.

                         (a) Without any further action of the directors or
shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit G to this Plan, shall become effective. The Trustee shall accept the Friedman's Creditor Trust and sign the Trust Agreement on the Effective Date and the Friedman's Creditor Trust will then be deemed created and effective.

                         (b) Interests in the Friedman's Creditor Trust shall
be uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law. Holders of interests in the Friedman's Creditor Trust shall have no voting rights with respect to such interests. The Friedman's Creditor Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Trust Advisory Board to extend such term conditioned upon the Friedman's Creditor Trust's not then becoming subject to the Exchange Act. The terms of the Trust may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Trust will not become subject to the Exchange Act.

                         (c) The Trustee shall have full authority to take any
steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to make distributions therefrom in accordance with the provisions of this Plan and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to pursue and settle any Trust Claims. Upon such assignment, the Trustee, on behalf of the Friedman's Creditor Trust, will assume and be responsible for any responsibilities, duties, and obligations of the Debtors with respect to the subject matter of the assignments, and the Debtors, the Disbursing Agent, and the Reorganized Debtors will have no further rights or obligations with respect thereto.

                         (d) All costs and expenses associated with the
administration of the Friedman's Creditor Trust, including those rights, obligations and duties described in this Plan, shall be the responsibility of and paid by the Friedman's Creditor Trust. Neither the Debtors nor the Reorganized Debtors shall have any obligation to fund any costs and/or expenses of the Friedman's Creditor Trust.

                         (e) The Trustee may retain such law firms, accounting
firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

                         (f) For federal income tax purposes, it is intended
that the Friedman's Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Friedman's Creditor Trust.

                         (g) The Trustee shall be responsible for filing all
federal, state and local tax returns for the Friedman's Creditor Trust. The Trustee shall provide holders of interests in the Friedman's Creditor Trust with copies of annual, audited financial statements, with such copies to be made available on an Internet website to be maintained by the Trustee and notice of which shall be given by the Trustee to such interest holders, unless the Trust Advisory Board determines that maintenance of such website is no longer a cost-effective means of communication of such statements to holders of interests in the Friedman's Creditor Trust.

                  11.4     The Trust Advisory Board.

                         (a) The Trust Advisory Board shall be comprised of
three (3) members which shall be designated by the Creditors' Committee. The Creditors' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing; provided, however, that if the Committee fails to file and give such notice, Friedman's shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Friedman's Creditor Trust. Members of the Trust Advisory Board shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the Friedman's Creditor Trust.

                         (b) In the case of an inability or unwillingness of
any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                         (c) Upon the certification by the Trustee that all
Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                         (d) The Trust Advisory Board shall, by majority vote,
approve all settlements of Trust Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that (i) no member of the Trust Advisory Board may cast a vote with respect to any Trust Claim to which it is a party; and (ii) the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

                         (e) The Trust Advisory Board may, by majority vote,
authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                         (f) The Trust Advisory Board may remove the Trustee
in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee. The successor Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code.

                         (g) Notwithstanding anything to the contrary in this
Plan, neither the Trust Advisory Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

                         (h) The Trust Advisory Board shall govern its
proceedings through the adoption of by-laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of this Plan or the Trust Agreement.

                  11.5 Distributions of Trust Assets. Distributions of the Trust Recoveries to Claimholders in accordance with their interests in the Friedman's Creditor Trust as set forth in this Plan shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semiannual distribution in the event that the aggregate proceeds and income available for distribution to such Claimholders is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to economically distribute monies. The Trustee will make continuing efforts to prosecute or settle the Trust Claims, make timely distributions, and not unduly prolong the duration of the Friedman's Creditor Trust.

                                  ARTICLE XII

                  EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
                  ------------------------------------------

                  12.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders, provided, however, that the Trust Claims shall be transferred to the Friedman's Creditor Trust pursuant to Article 11.2 of this Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order.

                  12.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring. Notwithstanding anything in the Plan to the contrary, and solely with respect to the United States (which term shall include for purposes of the Plan, all agencies of the United States), the discharge provisions set forth in the Plan shall not operate to expand the Debtors' discharge beyond those established by the Bankruptcy Code unless otherwise agreed to in writing by the United States and the Debtor or the Reorganized Debtors, as the case may be. The discharge provisions set forth in the Plan are not intended, and shall not be construed, to bar the United States from pursuing any police or regulatory action against the Debtors to the extent excepted from the automatic stay provisions of section 362 of the Bankruptcy Code.

                  12.3 Compromises and Settlements. In accordance with Article
9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date, other than Trust Claims. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Article 12.1 of this Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in this Plan.

                  12.4 Release by Debtors of Certain Parties. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, but subject to Article 12.10 of this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. The Reorganized Debtors, the Friedman's Creditor Trust, and any newly-formed entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investor or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.5 Release by Holders of Claims. On the Effective Date,
(a) each Person that votes to accept this Plan and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity (other than a Debtor), that has held, holds or may hold a Claim, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the Cash, New Common Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with this Plan (each, a "Release Obligor"), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Claim or Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that, (A) this Article 12.5 is subject to and limited by Article 12.10 of this plan; (B) this Article 12.5 shall not release any Released Party from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, (iii) any criminal laws of the United States or any domestic state, city or municipality, (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city, or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security; (C) this Article 12.5 shall not waive, impair or release any Claims or Causes of Action, if any, that any Release Obligor may have against any Released Party arising from a Trust Claim; and (D) this Article 12.5 shall not waive, impair or release any Securities Action or any Claim held by any Interestholder against any Released Party.

                  12.6 Setoffs. Subject to Article 12.10 of this Plan, the Debtors may, but shall not be required to, set off against any Claim (other than any Claim of the DIP Agent or the DIP Lenders in their capacity as such), and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder (other than the DIP Agent of the DIP Lenders in their capacities as such); but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

                  12.7 Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  12.8 Exculpation and Limitation of Liability. Subject to
Article 12.10 of this Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their capacities as such, the DIP Agent, the DIP Lenders in their capacities as such, the Plan Investor in its capacity as such, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct and gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Other than as provided for in this Article and in Article 12.10, no Claimholder or Interestholder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan. For the avoidance of doubt, the exculpatory provisions of this Article, which apply to post-petition conduct, do not apply with respect to any Securities Actions, nor are they intended, nor shall they be construed, to bar any governmental unit from pursuing any police or regulatory action. Moreover, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investor or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.9 Indemnification Obligations. Subject to Article 12.10 of this Plan, in satisfaction and compromise of the Indemnitees' Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to maintain directors' and officers' insurance providing coverage for those Indemnitees currently covered by such policies for a period of six years after the Effective Date, shall maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage") and hereby further indemnify such Indemnitees without Continuing Indemnification Rights solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy in an aggregate amount not to exceed $250,000; (c) the insurers who issue the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

                  12.10 Exclusions and Limitations on Exculpation, Indemnification, and Releases. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation, indemnification or release provision, shall modify, release, or otherwise limit the liability of (a) any Person who is, or becomes, the subject of a Trust Claim (to the extent, and only to the extent, related to such Trust Claim), or (b) any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that is otherwise liable under theories of vicarious or other derivative liability.

                  12.11 Injunction. Subject to Article 12.10 of this Plan, the satisfaction, release, and discharge pursuant to this Article XII shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim, Interest, or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

                                 ARTICLE XIII

                             CONDITIONS PRECEDENT
                             --------------------

                  13.1 Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 13.3 of this Plan:

                         (a) The Bankruptcy Court shall have approved by Final
Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors in their sole and absolute discretion.

                         (b) The Confirmation Order shall be in form and
substance acceptable to the Debtors and the Plan Investor in their sole and absolute discretion.

                  13.2 Conditions to the Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 13.3 of this Plan:

                         (a) The Reorganized Debtors shall have entered into
the Exit Financing Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                         (b) All conditions precedent to the funding
obligations under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

                         (c) The 2005 Vendor Trade Terms (as defined in the
Participation Order) shall have been satisfied and complied with to the satisfaction of the Debtors.

                         (d) The Bankruptcy Court shall have entered one or
more orders approving, and the Debtors shall have funded, Government Settlements of Claims asserted by the Securities and Exchange Commission and the United States Attorney for the Eastern District of New York.

                         (e) The Bankruptcy Court shall have entered one or
more orders (which may include the Confirmation Order) authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.

                         (f) The Confirmation Order shall have been entered by
the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

                         (g) Each Exhibit, document or agreement to be
executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors and the Plan Investor.

                  13.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Article 13.1 and Article 13.2 of this Plan may be waived, in whole or in part, by the Debtors and the Plan Investor, after consultation with the Creditors' Committee, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIV

                           RETENTION OF JURISDICTION
                           -------------------------

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:

                         (a) to hear and determine motions for (i) the
assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

                         (b) to adjudicate any and all adversary proceedings,
applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

                         (c) to adjudicate any and all disputes arising from
or relating to the distribution or retention of the New Common Stock or other consideration under this Plan;

                         (d) to ensure that distributions to Allowed
Claimholders are accomplished as provided herein;

                         (e) to hear and determine any and all objections to
the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

                         (f) to enter and implement such orders as may be
appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

                         (g) to issue orders in aid of execution,
implementation, or consummation of this Plan;

                         (h) to consider any modifications of this Plan, to
cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                         (i) to hear and determine all applications for
allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

                         (j) to determine requests for the payment of Claims
entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;

                         (k) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of this Plan or the Confirmation Order including disputes arising under agreements, documents or instruments executed in connection with this Plan;

                         (l) to hear and determine all suits or adversary
proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

                         (m) to hear and determine matters concerning state,
local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                         (n) to hear any other matter not inconsistent with
the Bankruptcy Code;

                         (o) to hear and determine all disputes involving the
existence, nature or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                         (p) to enter a final decree closing the Chapter 11
Cases;

                         (q) to enforce all orders previously entered by the
Bankruptcy Court; and

                         (r) to hear and determine disputes arising in
connection with the interpretation, implementation or enforcement of the Friedman's Creditor Trust.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to adjudicate Trust Claims and to hear and determine disputes concerning Retained Actions and any motions to compromise or settle such disputes, Retained Actions or Trust Claims. Despite the foregoing, if the Reorganized Debtors or the Trustee on behalf of the Friedman's Creditor Trust chooses to pursue any Retained Action or Trust Claim (as applicable) in another court of competent jurisdiction, the Reorganized Debtors or the Trustee (as applicable) will have authority to bring such action in any other court of competent jurisdiction.

                                  ARTICLE XV

                           MISCELLANEOUS PROVISIONS
                           ------------------------

                  15.1 Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interest holders, and all other parties-in-interest and their respective heirs, successors, and assigns.

                  15.2 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed.

                  15.3 Modification and Amendments. The Debtors may alter, amend or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing, with the reasonable consent of the Creditors' Committee and the Plan Investor. The Debtors may alter, amend or modify any Exhibits to this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date after consultation with the Creditors' Committee and the Plan Investor. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, after consultation with the Creditors' Committee and the Plan Investor, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

                  15.4 Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  15.5 Committee. Effective on the Effective Date, the Creditors' Committee shall dissolve automatically, whereupon their members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Claims; and requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date including responding to or otherwise addressing any issues raised by any consultant to the Friedman's Joint Fee Review Committee, and for the other duties and responsibilities of the Crditors' Committee set forth in this Section (but only to the extent requested by the Debtors). This Section shall apply for all purposes and with respect to all Debtors and their respective Estates under the Plan.

                  15.6 Revocation, Withdrawal or Non-Consummation.

                         (a) Right to Revoke or Withdraw. Each of the Debtors
reserves the right to revoke or withdraw this Plan with respect to such Debtor at any time prior to the Effective Date.

                         (b) Effect of Withdrawal, Revocation or
Non-Consummation. If any of the Debtors revokes or withdraws this Plan as to such Debtor prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan with respect to such Debtor or Debtors (including the fixing or limiting to an amount certain any Claim or Class of Claims with respect to such Debtor or Debtors, the effect of substantive consolidation, or the allocation of the distributions to be made hereunder), the assumption or rejection of executory contracts or leases effected by this Plan with respect to such Debtor or Debtors, and any document or agreement executed pursuant to this Plan with respect to such Debtor or Debtors shall be null and void as to such Debtor or Debtors. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors or any other Person, to prejudice in any manner the rights of any such Debtor or Debtors, the holder of a Claim or Interest, or any Person in any further proceedings involving such Debtor or Debtors or to constitute an admission of any sort by the Debtors or any other Person.

                  15.7 Notices. Any notice required or permitted to be provided to the Debtors, Creditors' Committee, Lenders, or the Plan Investor, shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:                                     If to the Unsecured Creditors' Committee or
                                                       Post-Effective Date Committee:

Friedman's Inc.                                        Otterbourg, Steindler, Houston & Rosen P.C.
171 Crossroads Parkway                                 230 Park Avenue
Savannah, Georgia 31422                                New York, New York  10169
Attention:        C. Steven Moore                      Attention:    Scott L. Hazan, Esq.
                  Chief Administrative Officer                       Glenn B. Rice, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher &                        If to the Plan Investor
   Flom LLP
333 West Wacker Drive, Suite 2100                      Kasowitz, Benson, Torres & Friedman LLP
Chicago, Illinois  60606-1285                          1633 Broadway Avenue
Attention:    John Wm. Butler, Jr., Esq.               New York, New York  10019
              George N. Panagakis, Esq.                Attention:    Andrew K. Glenn, Esq.


                                                                - and -

                                                       Paul, Weiss, Rifkind, Wharton & Garrison, LLP
                                                       1285 Avenue of the Americas
                                                       New York, New York  10019
                                                       Attention:    Douglas R. Davis, Esq.
                                                                     Alan W. Kornberg, Esq.
                                                                     Diane Meyers, Esq.

              15.8 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

              15.9 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation of the applicable Debtor.

              15.10 No Waiver or Estoppel. Upon the Effective Date, each Claim holder shall be deemed to have waived any right to assert that its Claim should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.


                  15.11 Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern.

Dated:   September 19, 2005
         Savannah, Georgia

                                      Respectfully submitted,


                                      FRIEDMAN'S INC. AND THE
                                      DEBTOR AFFILIATES



                                      By: /s/ Sam Cusano
                                          -----------------------------------
                                          Sam Cusano
                                          Chief Executive Officer of Friedman's
                                          Inc. and authorized signatory for each
                                          of the other Debtors

Kathleen Horne (Ga. Bar No. 367456)
Matthew E. Mills (Ga. Bar No. 509718)
INGLESBY, FALLIGANT, HORNE,
  COURINGTON & CHISHOLM,
  A Professional Corporation
17 West McDonough Street
Savannah, Georgia 31402-1368
(912) 232-7000

John Wm. Butler, Jr.
George N. Panagakis
Mark A. McDermott
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700


ATTORNEYS FOR FRIEDMAN'S INC.
AND THE DEBTOR AFFILIATES

                                   EXHIBIT A


    Form of Articles of Incorporation and By-Laws of Reorganized Friedman's



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT B


  Form of Articles of Incorporation and By-Laws of Other Reorganized Debtors



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT C


                      Exit Financing Facility Term Sheet



                                  [Attached]

                                   EXHIBIT D


                             Investment Agreement



                                  [Attached]

                                   EXHIBIT E


                       Restructuring Transaction Notice



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT F


                  Corporate Structure of Reorganized Debtors



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT G


                  Form of Friedman's Creditor Trust Agreement



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT H


             List of Rejected Intercompany Executory Contracts and
                        Intercompany Unexpired Leases



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT I


                  List of Assumed Employee-Related Agreements



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT J


                   List of Assumed Other Executory Contracts



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT K


                    List of Rejected Other Unexpired Leases



              [To be filed on or before the Exhibit Filing Date]

                                   EXHIBIT L


                       Administrative Claim Request Form



                                  [Attached]